EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Announces Continued Strong Operational and Financial
Performance in Fiscal 2011 Third Quarter

Third Quarter Revenue and Adjusted EBITDA Increase
7% and 19%, Respectively

Morristown, N.J. and Los Angeles, CA (February 8, 2011) Cinedigm Digital Cinema Corp.  (NASDAQ: CIDM), the global leader in the digital cinema industry, reported continued strong operational and financial performance in the fiscal third quarter and nine months ended December 31, 2010. Cinedigm also reported its first ever positive quarterly adjusted EBITDA from its non-deployment businesses, a key indicator of the success of the Company’s strategy to provide a complete line of complementary business and technology products and services to its customers.

Revenues for the third quarter were $21.1 million, representing a 7.2% increase from the prior year third quarter revenues of $19.7 million and an 11.6% increase from the sequential second quarter of fiscal 2011.

The Company posted Adjusted EBITDA1 (defined below) of $12.9 million, increasing 19.4% from $10.8 million in the prior year’s third quarter, and 24.4% sequentially from the fiscal 2011 second quarter. The net loss in the third quarter of ($4.2) million, or ($0.13) per share, represents a 35.5% improvement compared to the net loss of ($6.5) million, or ($0.23) per share, in the third quarter one year ago, and a dramatic improvement over the net loss of ($10.9) million or ($0.36) per share in the sequential second quarter of 2011.

For the first nine months of fiscal 2011, revenues increased 11.1% to $59.3 million, as compared to $53.4 million for the same period one year earlier. Adjusted EBITDA (defined below) for the year to date was $33.8 million, which is a 15.6% increase from the $29.2 million reported one year earlier. The net loss for the first nine months of the fiscal year was ($22.3) million or ($0.73) per share, which compares to a net loss of ($14.8) million or ($0.52) per share for the first nine months of the prior year. The net loss for the nine months ended December 31, 2010 included losses related to various non-cash items and discontinued operations of ($6.3) million, as compared to a net gain of $10.1 million in the prior year primarily related to a non-recurring gain on the extinguishment of note payable.
__________________________

Chris McGurk, Chairman and Chief Executive Officer of Cinedigm, commented, “We are extremely pleased with the favorable third quarter operational and financial performance at Cinedigm. The 604 Phase II digital system deployments in the third quarter and the 614 screens signed to Master License Agreements (MLA) in the third quarter and through today reflect our continued outstanding progress. Cinedigm has now deployed 1,402 digital systems to date in fiscal 2011 through its Phase II program, bringing our total number of deployed Phase II systems to 1,713 to date,” Mr. McGurk continued. ”Moreover, we have reached 2,983 total Phase 2 screens under MLAs and continue to aggressively work with the several thousand screens in our pipeline, indicating that outstanding growth in deployments will continue during the remaining 20 months of our deployment program.”

Cinedigm reported Adjusted EBITDA from its non-deployment businesses (excluding the Phase 1 and Phase 2 deployment segments) of $361,000 in the third quarter, as compared to ($1.3) million in the prior year period. For the first nine months of fiscal 2011, adjusted EBITDA from non-deployment businesses was ($287,000), representing a substantial improvement over the ($4.3) million one year earlier.

Adam M. Mizel, CFO and Chief Strategy Officer, added, “I am encouraged and excited by the operational progress of our non-deployment businesses. The third quarter marked the first positive Adjusted EBITDA quarter for the non-deployment businesses in Cinedigm’s history, and we expect this to continue in the future.  As we have consistently noted, each one thousand screens we deploy will add $2.0-$2.5 million of non-deployment EBITDA in the first twelve months through service fees, software license and maintenance fees, and delivery fees.”

 “In addition, we are expanding our software business with a recently completed multi-year international software license and maintenance transaction in India as well as several new international pilots underway.  These new opportunities are a validation of our strategy to leverage our proven digital cinema platform and will further accelerate our growth,” Mr. Mizel noted.

 “Finally, we are making significant progress in our content businesses,” Mr. McGurk concluded. ”Our recently completed Mount St. Elias action movie release in partnership with Red Bull, the YuGiOh 3D release we are supporting with 4Kids Entertainment and the Memento re-release with Exclusive Media are all examples of the powerful marketing and programming opportunities that exist for content distribution on our platform supported by global brands. We expect to seek other similar partnerships in the future as our project pipeline and distribution platform continue to expand.  Since joining Cinedigm one month ago, I have been pleased by the breadth and seriousness of our content distribution discussions as well as the keen interest of the entertainment community in our expanding digital platform. Our solid financial results, the continued acceleration of our deployment program, and our growing new business pipeline will provide a strong foundation for material progress in all business lines in the weeks and months ahead.”

CONFERENCE CALL NOTIFICATION
Cinedigm Digital Cinema Corp. (NASDAQ: CIDM) will hold a conference call and simultaneous webcast on Tuesday, February 8, 2011, to announce its financial results for the third quarter ended December 31, 2010. The call will begin at 9:00 a.m. EST.

To participate in the conference call, please dial 877.754.5303 or 678.894.3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. Those who wish to listen to the conference call on the web should visit the Investor Relations section of the company's website at least 15 minutes prior to the event's broadcast. Then, follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge.

A replay of the call will be available after 12:00 p.m. EST at 800.642.1687 or 706.645.9291, conference ID 39837982. The replay will be accessible through 11:59 pm EST on February 15.

About Cinedigm
Cinedigm Digital Cinema is the leader in transforming movie theaters into digital and networked entertainment centers, providing a higher quality theatrical experience and expanded content options for audiences across North America. With their proprietary technology and software, Cinedigm's digital conversions enable theatres to run unique alternative content programming, including LIVE 2D & 3D sports & concerts, independent films, LIVE Q&As with cast members, branded entertainment and much more. Recent releases by Cinedigm include the ground-breaking, worldwide LIVE 3D broadcast of the FIFA World Cup Championship, the BCS Championship in LIVE 3D, the Dave Matthews Band 3D concerts and the sold out 3D PHISH concerts. Cinedigm(TM) and Cinedigm Digital Cinema Corp.(TM) are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com [CIDM-G]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act”).  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects,” "anticipates,” "intends,” "plans,” “could,” “might,” "believes,” “seeks,” "estimates” or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items.   Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  Management does not intend the presentation of these non-

GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.
# # #

Adam M. Mizel
Cinedigm Digital Cinema
(973) 290.0080
amizel@cinedigm.com

David Walke
Investor Relations for Cinedigm
(973) 290-9980 ext. 175
davidwalke1@gmail.com

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Revenues	$21,100	$19,680	$59,349	$53,426
Costs and Expenses:
Direct operating (exclusive of depreciation and amortization shown below)	4,188	4,896	13,430	12,689
Selling, general and administrative	4,526	4,280	15,003	12,500
Provision for doubtful accounts	103	144	435	408
Research and development	80	59	242	182
Depreciation and amortization of property and equipment	8,747	8,103	25,201	24,167
Amortization of intangible assets	723	740	2,166	2,253
Total operating expenses	18,367	18,222	56,477	52,199
Income from operations	2,733	1,458	2,872	1,227
Interest income	34	101	140	236
Interest expense	(6,809)	(9,004)	(20,287)	(24,824)
(Loss) gain on extinguishment of note payable	—	—	(4,448)	10,744
Other expense, net	(138)	(106)	(454)	(407)
Change in fair value of interest rate swap	318	853	(1,127)	2,076
Change in fair value of warrant liability	—	613	3,142	(2,963)
Net loss from continuing operations	(3,862)	(6,085)	(20,162)	(13,911)
Loss from discontinued operations	(218)	(299)	(1,812)	(637)
Net loss	(4,080)	(6,384)	(21,974)	(14,548)
Preferred stock dividends	(100)	(100)	(305)	(300)
Net loss attributable to common stockholders	$(4,180)	$(6,484)	$(22,279)	$(14,848)
Net loss per Class A and Class B common share - basic and diluted
Loss from continuing operations	$(0.12)	$(0.22)	$(0.67)	$(0.49)
Loss from discontinued operations	(0.01)	(0.01)	(0.06)	(0.03)
	$(0.13)	$(0.23)	$(0.73)	$(0.52)
Weighted average number of Class A and Class B common shares outstanding: Basic and diluted	31,330,641	28,766,686	30,352,078	28,572,727

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Net loss from continuing operations	$(3,862)	$(6,085)	$(20,162)	$(13,911)
Add Back:
Amortization of software development	199	163	571	486
Depreciation and amortization of property and equipment	8,747	8,103	25,201	24,167
Amortization of intangible assets	723	740	2,166	2,253
Interest income	(34)	(101)	(140)	(236)
Interest expense	6,809	9,004	20,287	24,824
Extinguishment of note payable	—	—	4,448	(10,744)
Other expense, net	138	106	454	407
Change in fair value of interest rate swap	(318)	(853)	1,127	(2,076)
Change in fair value of warrants	—	(613)	(3,142)	2,963
Stock-based expenses	104	—	104	—
Stock-based compensation	306	342	1,670	1,102
Non-recurring CEO transition expenses	85	—	1,226	—
Adjusted EBITDA (as defined)	$12,897	$10,806	$33,810	$29,235

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(8,076)	(7,437)	(23,137)	(22,159)
Amortization of intangible assets	(12)	(11)	(35)	(34)
Stock-based compensation	—	(40)	—	(114)
Income from operations	(5,716)	(5,049)	(14,485)	(11,692)
Intersegment services fees earned (1)	1,268	430	3,560	430
Adjusted EBITDA from non-deployment Phase I and Phase II businesses	$361	$(1,301)	$(287)	$(4,334)

        (1) Intersegment revenues of the Services segment represent service fees earned from the Phase I and Phase II Deployments.

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	December 31, 2010	March 31, 2010
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$9,036	$9,094
Restricted available-for-sale investments	7,804	5,927
Accounts receivable, net	19,454	13,265
Deferred costs, current portion	2,776	3,046
Unbilled revenue, current portion	5,094	4,335
Prepaid and other current assets	925	1,320
Note receivable, current portion	396	737
Assets held for sale	5,424	8,231
Total current assets	50,909	45,955
Restricted available-for-sale investments	—	2,004
Restricted cash	6,014	7,168
Security deposits	178	254
Property and equipment, net	223,010	215,601
Intangible assets, net	5,585	7,719
Capitalized software costs, net	3,651	3,831
Goodwill	5,874	5,874
Deferred costs, net of current portion	8,032	6,763
Unbilled revenue, net of current portion	877	964
Note receivable, net of current portion	1,475	816
Accounts receivable, net of current portion	198	198
Total assets	$305,803	$297,147

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(continued)

	December 31, 2010	March 31, 2010
LIABILITIES AND STOCKHOLDERS’ EQUITY	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$7,033	$7,761
Current portion of notes payable, non-recourse	26,884	26,508
Current portion of notes payable	174	185
Current portion of capital leases	50	126
Current portion of deferred revenue	5,087	5,881
Current portion of customer security deposits	60	12
Liabilities as part of held for sale assets	5,871	6,315
Total current liabilities	45,159	46,788
Notes payable, non-recourse, net of current portion	170,114	146,793
Notes payable, net of current portion	75,981	69,669
Capital leases, net of current portion	28	38
Warrant liability	—	19,195
Interest rate swap	1,773	1,535
Deferred revenue, net of current portion	4,183	1,828
Customer security deposits, net of current portion	9	9
Total liabilities	297,247	285,855
Commitments and contingencies (see Note 7)
Stockholders’ Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 8 shares issued and outstanding at December 31, 2010 and March 31, 2010, respectively. Liquidation preference $4,050	3,664	3,583
Class A common stock, $0.001 par value per share; 75,000,000 shares authorized; 31,481,727 and 28,084,315 shares issued and 31,430,287 and 28,032,875 shares outstanding at December 31, 2010 and March 31, 2010, respectively	31	28
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 100,000 and 733,811 shares issued and outstanding, at December 31, 2010 and March 31, 2010, respectively	—	1
Additional paid-in capital	195,418	175,937
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(190,297)	(168,018)
Accumulated other comprehensive loss	(88)	(67)
Total stockholders’ equity	8,556	11,292
Total liabilities and stockholders’ equity	$305,803	$297,147